Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Current Report on Form 8-K of TRX, Inc. dated January 11, 2007 of our report dated September 8, 2006 on our audit relating to the financial statements of Hi-Mark, LLC as of and for the year ended December 31, 2005, and which is also incorporated by reference in the Registration Statements on Form S-8 (No.333-128632 and 333-128630).

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

January 11, 2007